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                                                                    EXHIBIT 3.08

                                  05747-1090

                                                                  #963658
                                                                  --------------
    The Seal      Prescribed by                    No Receipt BT  Approved   BT
of the Secretary  Bob Taft, Secretary of State                             -----
      of          30 East Broad Street, 14th Floor                Date   2/4/97
 State of Ohio    Columbus, Ohio 43266-0418                            ---------
                  Form ARF (December 1990)                        Fee   $100.00
                                                                       ---------
                                                                  --------------
                                                                  97020418601
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                           ARTICLES OF INCORPORATION

                 (Under Chapter 1701 of the Ohio Revised Code)
                               Profit Corporation

     The undersigned, desiring to form a corporation, for profit, under Sections
1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

     FIRST.  The name of said corporation shall be Caron Broadcasting, Inc.
                                                   ------------------------

     SECOND.  The place in Ohio where its principal office is to be located is
 2780 S. Arlington, Akron                 ,  Summit             County, Ohio.
------------------------------------------  -------------------
      (city, village or township)

     THIRD.  The purpose(s) for which this corporation is formed is:

     Own and operate radio stations.
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                                                                      05747-1091

     FOURTH. The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

     1,000 No par value


     IN WITNESS WHEREOF, we have hereunto subscribed our names, this   15th
                                                                     --------
day of   November     , 19 96 .
       ---------------    ----

                   By:  Jonathan L. Block            , Incorporator
                        -----------------------------
                        Jonathan L. Block, Esq.

                   By:                               , Incorporator
                        -----------------------------

                   By:                               , Incorporator
                        -----------------------------


          PRINT OR TYPE INCORPORATORS' NAMES BELOW THEIR SIGNATURES.

                                 INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $85.00. If Article Fourth indicates more than 850 shares of stock authorized, please see Section 111.16(A) of the Ohio Revised Code or contact the Secretary of State's office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

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